EXHIBIT 10.3

                   AMENDMENT TO LICENSE AND ROYALTY AGREEMENT


         This Amendment is made effective as of the 4th day of October, 2002, by and between Vector Energy Corporation, as Licensor, and Ener1 Technologies, Inc., as License, with respect to the License and Royalty Agreement originally executed January 23, 2002 between Ener1 Holdings, Inc., as licensor, and Inprimis Technologies, Inc., as licensee (the "License"). The original licensor and licensee assigned their respective interests in the License to the parties first named above on August 30, 2002.

         For $1 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto amend the License as follows:

         1. The term of the License is extended to ten years, of which the first five years shall be exclusive to the Licensee.

         2. The Licensor hereby acknowledges and confirms that the License shall remain in force for the benefit of the Licensee notwithstanding any transfer of ownership of any kind of the underlying patent-pending technology (or resulting patent).

         3. Section 9.3 of the License, regarding a demonstration prototype, is hereby deemed to have been satisfied.

         Wherefore, the parties have executed this Amendment effective as of the date first entered above.

VECTOR ENERGY CORPORATION                   ENER1 TECHNOLOGIES, INC.

By: /s/ Peter Novak                         By: /s/ R. Michael Brewer
-------------------------                   ------------------------------
Name: Peter Novak                           Name: R. Michael Brewer

Title: President                            Title: Chief Financial Officer